                                                                     Exhibit 3.5
NAME CHG. TO: SUMMIT CARE - CALIFORNIA, INC.

                                    443151
                                                                FILED
                                    A276830             In the office of the
                                                        Secretary of State of
                                                        the State of California

                                                             JAN 27 1984
                                   RESTATED                   MARCH EU,
                                                         Secretary of State
                           ARTICLES OF INCORPORATION     /s/ James E. Harris
                                                        -------------------
                                                               Deputy


          THOMAS KONIG and DOROTHY CRAWFORD certify that:


          1. They are the President and the Secretary, respectively, of Fountain Convalescent Hospital, Inc., a California corporation.

          2. The articles of incorporation of this corporation are amended and restated to read in full as follows:

          One: The name of this corporation is:
          ---
                   Summit Care - California, Inc.

          Two: The purpose of this corporation is to engage in any lawful act or
          ---
activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

          Three: This corporation is authorized to issue only one class of
          -----
shares of stock. The total number of such authorized shares shall be twenty-five thousand (25,000); each of such shares shall have a par value of One Dollar ($1.00); and the aggregate par value of all such shares shall be Twenty-five Thousand Dollars ($25,000).

          Four:  This corporation elects to be governed by all of the provisions
          ----
of Division 1 of Title 1 of the California corporations Code (as amended by act of the California Legislature, 1975-1976 regular session, effective January 1, 1977, as defined in Section 2300 of the California General Corporation Law), as amended from time to time, not otherwise applicable to this corporation under Chapter 23 of said Division 1.

          3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

          4. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,798.64. The number of shares

                                      -2-
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voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATED: January 3, 1984


                                        /s/ Thomas Konig
                                        -----------------------------
                                        Thomas Konig, President


                                        /s/ Dorothy Crawford
                                        -----------------------------
                                        Dorothy Crawford, Secretary

[LOGO OF SUMMIT CARE CORPORATION APPEARS HERE]



January 9, 1984


Secretary of State
State of California
Suite 4001
107 South Broadway
Los Angeles, CA 90012

Gentlemen:

The undersigned, a California Corporation, hereby consents to use the name Summit Care-California, Inc. as a Corporate name and agrees and acknowledges that such name is not confusingly similar to the name Summit Care Corporation.

Very truly yours,

SUMMIT CARE CORPORATION

/s/ Thomas Konig

Thomas Konig, President
and Chief Operating Officer

TK/he